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                                    AMENDMENT

                                     TO THE

                         1997 EQUITY PARTICIPATION PLAN

                                       OF

                               GUITAR CENTER, INC.

     Pursuant to the authority reserved to the Board of Directors (the "BOARD") of Guitar Center, Inc., a corporation organized under the laws of State of Delaware (the "COMPANY"), under Section 10.2 of the 1997 Equity Participation Plan of Guitar Center, Inc. (the "PLAN"), the Board hereby amends the Plan as follows.

          1. The definition of "Award Limit" is amended to read in its entirety as follows:

          "'Award Limit'" shall mean 250,000 shares of Common Stock.

          2. The first sentence of the definition of "Option" is amended to read in its entirety as follows:

          "'Option' shall mean a stock option granted under Article III or
     Article IIIA of this Plan."

          3. The second sentence of Section 2.1(a) of the Plan is amended to read in its entirety as follows:

          "The aggregate number of such shares which may be issued upon exercise of such options or rights or upon any such awards under the Plan shall not exceed two million, seven hundred twenty-five thousand (2,725,000)."

          4. Section 3.4(b) of the Plan is amended to read in its entirety as follows:

         "(b) Upon the selection of a key Employee, consultant or Independent Director to be granted an Option, the Committee (or the Board, with respect to an Option granted to an Independent Director) shall instruct the Secretary of the Company to issue the Option and may impose such conditions on the grant of the Option as it deems appropriate. Without limiting the generality of the preceding sentence, (x) the Board may, in its discretion and on such terms as it deems appropriate, provide that an Option granted to any Independent Director shall be in addition or in lieu of an Option that may be or has been granted to such Independent Director pursuant to Section 3.4(d) or Article IIIA hereof, or
(y) the

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Committee (or the Board, with respect to an Option granted to an Independent
Director) may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option to an Employee, consultant or Independent Director that the Employee, consultant or Independent Director surrender for cancellation some or all of the unexercised Options, awards of Restricted Stock or Deferred Stock, Performance Awards, Stock Appreciation Rights, Dividend Equivalents or Stock Payments or other rights which have been previously granted to him under this Plan or otherwise. An Option, the grant of which is conditioned upon such surrender, may have an option price equal to, higher or lower than the exercise price of such surrendered Option or other award, may cover the same (or a lesser or greater) number of shares as such surrendered Option or other award, may contain such other terms as the Committee (or the Board, with respect to an Option granted to an Independent Director) deems appropriate, and shall be exercisable in accordance with its terms, without regard to the number of shares, exercise period or any other term or condition of such surrendered Option or other award."

          5. The second sentence of Section 3.1 is hereby amended to read in its entirety as follows:

          "Each Independent Director of the Company shall be eligible to be granted Options at the times and in the manner set forth in Section 3.4(a)(i), 3.4(d) or Article IIIA."

          6. Article IIIA is hereby added to the Plan to read in its entirety as follows:

                                  "ARTICLE IIIA

                       INDEPENDENT DIRECTOR OPTION PROGRAM

          3.1A GRANTING OF ADDITIONAL OPTIONS.

          (a) In addition to those Options referenced in Section 3.4(d), during each 12-month (or shorter) period commencing on the date of the Company's annual stockholders' meeting (each, a "PLAN YEAR") in which a person is an Independent Director and is entitled to receive the Retainer (as defined below) during the term of the Plan, each such Independent Director may elect to receive all or any portion of his or her Retainer either (i) in cash or (ii) in the form of an Option (an "ADDITIONAL OPTION"), with the exercise price of such Option to be as set forth in Section 3.2A, below (the "ELECTION"). The number of shares of Common Stock subject to such Additional Option shall be equal to a fraction (rounded to the nearest whole number), with the numerator of such fraction equal to the Retainer and denominator of such fraction equal to the product of (i) fifteen one-hundredths (0.15) and (ii) the Fair Market Value of a share of Common Stock as of the date of grant of such Additional Option. Each Additional Option shall


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be granted in one or more installments on the same date(s) on which all or any portion of the Retainer would otherwise have been paid if it were paid in cash (with such date referred to as the "date of grant"). For purposes of this Plan, "Retainer" shall mean the amount of compensation (including, without limitation, annual Director fees, committee fees and meeting fees) set by the Board from time to time as payable to a Director in each Plan Year.

          (b) The Election described in Section 3.1A(a) must be made by written notice provided by the Independent Director to the Committee no later than the last day of the Plan Year immediately preceding the Plan Year with respect to which such Election is intended to be effective; PROVIDED, HOWEVER, that no Election shall be effective with respect to any portion of the Retainer attributable to services rendered prior to the date of filing of such Election. An Election shall be irrevocable with respect to the Plan Year for which it is made, and shall remain in effect for a subsequent Plan Year unless revoked by written notice provided by the Independent Director to the Committee prior to the first day of such subsequent Plan Year.

          3.2A ADDITIONAL OPTION TERMS. Notwithstanding anything in Article IV to the contrary, with respect to any Additional Option granted pursuant to
Section 3.1A, the exercise price of each share of Common Stock subject to such Additional Option shall be equal to the product of (i) the Fair Market Value of a share of Common Stock subject to such Additional Option (determined as of the date of grant of such Additional Option) and (ii) eighty-five one-hundredths (0.85); the term of such Additional Option shall be ten (10) years from the date the Additional Option is granted, except as may be amended by the Committee in its discretion; and such Additional Option shall be fully exercisable as of the date the Additional Option is granted.

          7. This Amendment shall be submitted for approval at the annual meeting of stockholders of the Company scheduled to be held on May 2, 2000, or any postponement or adjournment thereof. The provisions of this Amendment shall be presented to the stockholders severally in such format as shall be approved by the Secretary of the Corporation and may be considered and approved or disapproved by the stockholders independently in the format approved by the Secretary, except that paragraph 6 relating to the "Independent Director Option Plan" shall not be deemed approved unless the increase in authorized shares contemplated by paragraph 3 is approved.

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